Exhibit 99

PMA CAPITAL [LOGO]
A Specialty Risk Management Company

Mellon Bank Center Suite 2800
1735 Market Street
Philadelphia, PA 19103-7590

PRESS RELEASE

For Release: Immediate

      Contact: Albert D. Ciavardelli
                    (215) 665-5063

PMA Capital to Release Fourth Quarter Results and
Hold Conference Call on February 6

Philadelphia, PA, January 31, 2002 – PMA Capital Corporation (NASDAQ: PMACA) expects to release its fourth quarter 2001 financial results on Wednesday, February 6, 2002 at approximately 4:15 p.m. Eastern Standard Time (EST). At that time, a copy of the Company’s news release and statistical supplement will be available on the Company’s website at www.pmacapital.com in the Investor Information section (please use the News Releases button to access the release and the Financial Report button to access the supplement).

Beginning at 5:30 p.m. EST that same day, management will hold a conference call to review the fourth quarter and full year 2001 results along with their outlook for 2002. The conference call will be available via a live webcast over the Internet at www.pmacapital.com. Simply enter the Investor Information section, click on News Releases to find this announcement and then click on the microphone next to this release. Please note that by accessing the conference call via the Internet, you will be in a listen-only mode.

The call-in numbers for the conference call are as follows:

Live Call	Replay
877-679-9054 (Domestic)	800-615-3210 (Domestic)
952-556-2807 (International)	703-326-3020 (International)

The passcode for the replay is 5805180. The replay will be available from 8:30 p.m. EST on Wednesday, February 6th until 11:59 p.m. EST on Friday, February 8th.

PMA Capital Corporation, headquartered in Philadelphia, Pennsylvania, is an insurance holding company, whose operating subsidiaries provide specialty risk management products and services to customers throughout the United States. The primary product lines of PMA Capital’s subsidiaries include: 1) property and casualty reinsurance, underwritten and marketed through PMA Re; 2) workers’ compensation, integrated disability and other commercial property and casualty lines of insurance in the Mid-Atlantic and Southern regions of the United States, underwritten and marketed under the trade name The PMA Insurance Group; and 3) excess and surplus lines coverages, underwritten and marketed by Caliber One.

For more information about PMA Capital and its specialty insurance businesses, please visit us on the Internet at www.pmacapital.com